Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kevin Barry, Manager, Investor Relations
(617) 658-0776

Industrial Logistics Properties Trust Announces Third Quarter 2020 Results
Third Quarter Net Income Attributable to Common Shareholders of $0.22 Per Share
Third Quarter Normalized FFO Attributable to Common Shareholders of $0.46 Per Share

Newton, MA (October 28, 2020): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and nine months ended September 30, 2020.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“Our third quarter results reflect the strength and resilience of industrial and logistics properties despite a challenging economic environment. ILPT continues to benefit from robust industry fundamentals, a portfolio of high-quality warehouse and distribution assets, and strong credit tenants. We reported solid third quarter results, including same-property cash NOI growth and increased FFO year over year, as well as more than $460 million of liquidity at quarter end. We executed nearly 800,000 square feet of leasing activity with a 9.6% rollup in rent during the quarter, and demand for our properties was strong with occupancy rates holding steady at nearly 99% at quarter end. After giving effect to modest rent deferrals granted to certain tenants, we collected 98% of our contractual rents for the quarter. ILPT's portfolio of industrial properties positions us well to continue to successfully manage through current economic disruptions and drive growth and value creation over the long term."

Results for the Quarter Ended September 30, 2020:

Net income attributable to common shareholders for the quarter ended September 30, 2020 was $14.1 million, or $0.22 per diluted share, compared to $10.9 million, or $0.17 per diluted share, for the same quarter last year. Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, for the quarter ended September 30, 2020 were $30.1 million, or $0.46 per diluted share, compared to $28.5 million, or $0.44 per diluted share, for the same quarter last year.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and to Normalized FFO attributable to common shareholders for the quarters ended September 30, 2020 and 2019 appear later in this press release.
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Nine Months Ended September 30, 2020:

Net income attributable to common shareholders for the nine months ended September 30, 2020 was $41.8 million, or $0.64 per diluted share, compared to $40.8 million, or $0.63 per diluted share, for the same period last year. Normalized FFO attributable to common shareholders for the nine months ended September 30, 2020 were $90.8 million, or $1.40 per diluted share, compared to $84.7 million, or $1.30 per diluted share, for the same period last year.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and to Normalized FFO attributable to common shareholders for the nine months ended September 30, 2020 and 2019 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2020, ILPT entered new and renewal leases and completed rent resets for approximately 776,000 square feet of space, which resulted in weighted average (by square feet) rental rates that were approximately 9.6% higher than prior rental rates for the same space, with a weighted average (by square feet) lease term of 4.4 years for new and renewal leases. Commitments for leasing capital and concessions for new and renewal leases entered during the quarter ended September 30, 2020 totaled approximately $927,000, or approximately $0.44 per square foot per lease year.

As of September 30, 2020, 98.8% of ILPT’s total rentable square feet was leased, compared to 98.8% as of June 30, 2020 and 99.5% as of September 30, 2019. Occupancy for properties owned continuously since July 1, 2019 on a same property basis was 98.7% as of September 30, 2020 compared to 98.7% as of June 30, 2020 and 99.5% at September 30, 2019. Same property cash basis net operating income, or Cash Basis NOI, increased 1.9% for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019, primarily as a result of contractual rent increases and leasing activity at certain properties since July 1, 2019.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI, for the quarters ended September 30, 2020 and 2019, appear later in this press release.
In response to the COVID-19 pandemic, ILPT granted requests to 43 tenants to defer aggregate rent payments of $3.6 million as of October 23, 2020, and in most cases, these tenants were obligated to pay the deferred rents in 12 equal monthly installments beginning in September 2020. For the quarter ended September 30, 2020, ILPT collected approximately 98% of its contractual rents due after giving effect to such rent deferrals.

Acquisition and Disposition Activities:

In September 2020, ILPT entered into an agreement to sell one property located in Virginia containing approximately 308,000 rentable square feet for a sales price of $11.0 million, excluding closing costs. This sale is expected to occur during the fourth quarter of 2020. ILPT has classified this property as held for sale as of September 30, 2020.

Conference Call:
At 10:00 a.m. Eastern Time this morning, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s third quarter 2020 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, November 4, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10148193.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s third quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Third Quarter 2020 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Rental income	$65,106	$60,958	$194,494	$167,035

Expenses:
Real estate taxes	9,036	8,586	26,779	21,646
Other operating expenses	5,511	4,821	15,733	12,405
Depreciation and amortization	18,488	17,568	55,303	43,888
Acquisition and certain other transaction related costs	178	—	178	—
General and administrative	5,180	4,475	14,857	13,131
Total expenses	38,393	35,450	112,850	91,070

Interest income	—	81	113	580
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $664, $524, $1,893 and $1,421, respectively)	(12,886)	(14,687)	(40,610)	(36,207)
Gain on early extinguishment of debt	—	—	120	—
Income before income tax expense and equity in earnings of an investee	13,827	10,902	41,267	40,338
Income tax expense	(13)	(63)	(202)	(131)
Equity in earnings of an investee	—	83	—	617
Net income	13,814	10,922	41,065	40,824
Net loss attributable to noncontrolling interest	275	—	691	—
Net income attributable to common shareholders	$14,089	$10,922	$41,756	$40,824

Weighted average common shares outstanding - basic	65,112	65,055	65,092	65,042
Weighted average common shares outstanding - diluted	65,129	65,060	65,101	65,048

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.22	$0.17	$0.64	$0.63

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income attributable to common shareholders	$14,089	$10,922	$41,756	$40,824
Depreciation and amortization	18,488	17,568	55,303	43,888
FFO adjustments attributable to noncontrolling interest	(2,638)	—	(6,272)	—
FFO attributable to common shareholders	29,939	28,490	90,787	84,712
Acquisition and certain other transaction related costs	178	—	178	—
Gain on early extinguishment of debt	—	—	(120)	—
Normalized FFO attributable to common shareholders	$30,117	$28,490	$90,845	$84,712

Weighted average common shares outstanding - basic	65,112	65,055	65,092	65,042
Weighted average common shares outstanding - diluted	65,129	65,060	65,101	65,048

Per common share data (basic and diluted):
FFO attributable to common shareholders	$0.46	$0.44	$1.39	$1.30
Normalized FFO attributable to common shareholders	$0.46	$0.44	$1.40	$1.30
Distributions declared	$0.33	$0.33	$0.99	$0.99

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above, if any, and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI:
Rental income	$65,106	$60,958	$194,494	$167,035
Real estate taxes	(9,036)	(8,586)	(26,779)	(21,646)
Other operating expenses	(5,511)	(4,821)	(15,733)	(12,405)
NOI	50,559	47,551	151,982	132,984
Non-cash straight line rent adjustments included in rental income	(2,120)	(979)	(6,183)	(3,960)
Lease value amortization included in rental income	(202)	(182)	(606)	(1,002)
Cash Basis NOI	$48,237	$46,390	$145,193	$128,022

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$13,814	$10,922	$41,065	$40,824
Equity in earnings of an investee	—	(83)	—	(617)
Income tax expense	13	63	202	131
Income before income tax expense and equity in earnings of an investee	13,827	10,902	41,267	40,338
Gain on early extinguishment of debt	—	—	(120)	—
Interest expense	12,886	14,687	40,610	36,207
Interest income	—	(81)	(113)	(580)
General and administrative	5,180	4,475	14,857	13,131
Acquisition and certain other transaction related costs	178	—	178	—
Depreciation and amortization	18,488	17,568	55,303	43,888
NOI	50,559	47,551	151,982	132,984
Non-cash straight line rent adjustments included in rental income	(2,120)	(979)	(6,183)	(3,960)
Lease value amortization included in rental income	(202)	(182)	(606)	(1,002)
Cash Basis NOI	$48,237	$46,390	$145,193	$128,022

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$65,106	$60,958	$194,494	$167,035
Real estate taxes	(9,036)	(8,586)	(26,779)	(21,646)
Other operating expenses	(5,511)	(4,821)	(15,733)	(12,405)
NOI	50,559	47,551	151,982	132,984
Less:
NOI of properties not included in same property results	(1,720)	(508)	(47,198)	(30,900)
Same property NOI	$48,839	$47,043	$104,784	$102,084

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$48,839	$47,043	$104,784	$102,084
Less:
Non-cash straight line rent adjustments included in rental income	(1,902)	(1,004)	(3,914)	(2,432)
Lease value amortization included in rental income	(202)	(182)	(366)	(849)
Same property Cash Basis NOI	$46,735	$45,857	$100,504	$98,803

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended September 30, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2020 and that it owned continuously since July 1, 2019 and exclude one property classified as held for sale.

(3)For the nine months ended September 30, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2020 and that it owned continuously since January 1, 2019 and exclude one property classified as held for sale.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Real estate properties:
Land	$757,522	$747,794
Buildings and improvements	1,632,842	1,588,170
Total real estate properties, gross	2,390,364	2,335,964
Accumulated depreciation	(160,570)	(131,468)
Total real estate properties, net	2,229,794	2,204,496
Assets of property held for sale	10,136	—
Acquired real estate leases, net	123,146	138,596
Cash and cash equivalents	39,105	28,415
Restricted cash	12,806	6,135
Rents receivable, including straight line rents of $64,236 and $58,336, respectively	70,597	62,782
Deferred leasing costs, net	6,037	6,581
Debt issuance costs, net	1,846	2,954
Due from related persons	—	1,504
Other assets, net	5,527	3,438
Total assets	$2,498,994	$2,454,901

LIABILITIES AND EQUITY
Revolving credit facility	$320,000	$310,000
Mortgage notes payable, net	1,048,521	1,096,608
Liabilities of property held for sale	227	—
Assumed real estate lease obligations, net	15,778	17,508
Accounts payable and other liabilities	19,162	16,475
Rents collected in advance	8,098	9,442
Security deposits	6,698	6,680
Due to related persons	3,087	2,498
Total liabilities	1,421,571	1,459,211

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,301,088 and 65,180,628 shares issued and outstanding, respectively	653	652
Additional paid in capital	1,010,139	999,302
Cumulative net income	183,911	142,155
Cumulative common distributions	(210,959)	(146,419)
Total equity attributable to common shareholders	983,744	995,690
Noncontrolling interest:
Total equity attributable to noncontrolling interest	93,679	—
Total equity	1,077,423	995,690
Total liabilities and equity	$2,498,994	$2,454,901

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray states that ILPT’s third quarter results reflect the strength and resilience of industrial and logistics properties despite a challenging economic environment. He further states that ILPT continues to benefit from robust industry fundamentals, a portfolio of high-quality warehouse and distribution assets and strong credit tenants. However, if the COVID-19 pandemic and current economic conditions continue or worsen, ILPT’s tenants’ operations and liquidity could be adversely impacted, which may impact their ability to pay rent due to ILPT. If this occurs, ILPT’s financial results and liquidity could be adversely impacted and the value of its properties could decline,
•Mr. Murray’s statements in this press release regarding ILPT’s leasing activity may imply that ILPT will achieve similar or better results in the future. However, leasing activity depends on various factors, including the impact of the COVID-19 pandemic, existing tenants’ continuing need for space, the timing of the expiration of existing leases, the market demand to lease space at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not realize similar or better leasing results in the future, and these leasing results may worsen,
•Mr. Murray states that, after giving effect to modest rent deferrals granted to certain tenants, ILPT collected 98% of its contractual rents for the third quarter. This may imply that ILPT will continue to have strong rent collections in the future. However, if the COVID-19 pandemic and economic conditions continue or worsen, ILPT’s tenants’ operations and liquidity may be adversely impacted, which may impact their ability to pay rent due to ILPT, and
•ILPT has classified one property as held for sale as of September 30, 2020 and has entered into an agreement to sell this property for a sales price of $11.0 million, excluding closing costs. This may imply that this property will be sold. However, this sale is subject to conditions. Those conditions may not be satisfied and this sale may not occur, may be delayed or the terms may change, and ILPT may incur losses with respect to the sale of such property.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)